UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2010

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-658-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

Charles River Laboratories International, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 6, 2010, For more information on the following proposals, see the Company’s proxy statement dated March 30, 2010. At the Annual Meeting the proposals were adopted by the votes specified below:

(a)	The following directors were elected to serve until the Company’s 2011 Annual Meeting of Shareholders and received the number of votes listed opposite each of their names below:

	Number of	Number of
	Shares Voted For	Shares Withheld	Broker Non-Votes
James C. Foster	53,187,221	2,418,975	2,146,907
Nancy T. Chang	43,962,929	11,643,267	2,146,907
Stephen D. Chubb	52,346,043	3,260,153	2,146,907
Deborah T. Kochevar.	46,828,226	8,777,970	2,146,907
George E. Massaro	53,221,956	2,384,240	2,146,907
George M. Milne, Jr.	43,848,036	11,758,160	2,146,907
C. Richard Reese	54,356,225	1,249,971	2,146,907
Douglas E. Rogers	44,229,172	11,377,024	2,146,907
Samuel O. Thier	54,310,604	1,295,592	2,146,907
William H. Waltrip	42,972,092	12,634,104	2,146,907

(b)	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2010. A total of 55,846,976 shares voted in favor of the ratification, 1,696,529 shares voted against the ratification, and 209,598 shares abstained from voting. There were no broker non-votes for this proposal.

Computershare Trust Company, N.A., our transfer agent, acted as independent proxy tabulator and Inspector of Election at the Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

May 11, 2010	By:	Matthew L. Daniel

Name: Matthew L. Daniel
Title: Deputy General Counsel and Assistant Secretary